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                                                                    Exhibit 10.3

                              ALTUS BIOLOGICS INC.

                             1993 STOCK OPTION PLAN

                      NON-QUALIFIED STOCK OPTION AGREEMENT

This Stock Option Agreement sets forth the terms and conditions of an Option granted pursuant to the provisions of the 1993 Stock Option Plan (as from time tot ime amended, restated or otherwise modified, the "Plan") of Altus Biologics Inc., a Delaware corporation (the "Company") to the optionee whose name appears below, covering the specific number of shares of stock of the Company set forth below, pursuant to and subject to the provisions of the Plan and on the following express terms and conditions:

1.   Name and address of optionee to whom option granted:

     NAME ______________________________

     ADDRESS ___________________________

     ADDRESS2 __________________________

2. Number of shares of common stock of the company which are subject to this option:

     # OF SHARE

3.   Purchase price of shares subject to this option:

     PRICE PER SHARE

4.   Date of grant of this option:

     DATE

5. Vesting. This option shall be exercisable in full at any time after the date of grant and prior to its expiration or earlier termination in accordance with the terms of this option and the Plan; provided, however, that any shares of Common Stock issued by the Company upon exercise of this option (the "Option Shares") shall be subject to the following transfer restriction and repurchase right. You may not transfer this option, any of your rights under this option or any of the Option Shares. The Option Shares may be transferred only by will or the laws of descent and distribution. Any other assignment or transfer of this option, any of your rights under this option or any of the Option Shares is prohibited without the prior written consent of the Company. Following any such transfer, the Option Shares will continue to be subject to all restrictions provided herein and in the Plan. The Option Shares shall be subject to repurchase by the Company at a purchase price equal to the Option Exercise Price in the event of the termination for any reason, with or without cause of your service as a director of the Company. Such repurchase right shall be exercisable by written notice given to you by the Company at the address set forth above within three (3) months after the date of the termination of your service as a director of the Company. The foregoing transfer restriction and the repurchase right shall lapse quarterly from VESTING DATE with respect to 1/16 of the total number of Option Shares, so long as you remain a
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     director of the Company; provided, however, the option shall become immediately exercisable in full upon a Change in Control (as defined in Attachment A).

6.   Expiration date of this option:

          10 Years from option grant date

7. Non-Qualified Stock Option. This option is NOT designated as an incentive stock option within the meaning of Section 422(b) of the Internal Revenue Code of 1986.

     The optionee hereby acknowledges receipt of a copy of the Plan as presently in effect. The text and all of the terms and provisions of the Plan are incorporated herein by reference, and the option herein granted is subject to these terms and provisions in all respects, including but not limited to the following:

     (a) If, at the time of the exercise of this option, the shares subject hereto have not been registered under the Securities Act of 1933, as amended, the optionee will, upon the request of the Company, execute and deliver to the Company an agreement to the effect that the optionee is acquiring such shares for investment and not for resale or distribution and agrees that the certificates representing such shares may bear an appropriate legend restricting the disposition thereof except in compliance with such Act and the rules and regulations thereunder.

     b.) This option is not transferable by the optionee otherwise than by will or by the laws of descent and distribution, and is exercisable during the director's lifetime, only by the optionee.

     (c) If this is a non-qualified option, Federal income tax laws and the laws of various states require the Company to withhold a certain amount toward the payment of income taxes accruing at the time of exercise of the option. Before any shares are issued upon the exercise of this option, the optionee will be required to pay to the Company the amount thus required to be withheld, or otherwise to satisfy any withholding obligation as provided in the Plan.

          At any time when the optionee wishes to exercise this option, in whole or in part, the optionee shall submit a duly executed copy of a Notice of Exercise, a copy of which is attached to this Agreement, to the Company.

                                        ALTUS BIOLOGICS INC.,
                                        a Delaware corporation


                                        By:
                                            ------------------------------------
                                            Peter L. Lanciano, President

OPTIONEE

-------------------------------------
NAME
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                                                                    ATTACHMENT A

"Change in Control" shall mean:

               (i) the shareholders of the Company approve (a) any consolidation or merger of the Company (x) where the shareholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own, directly or indirectly, shares representing in the aggregate more than 50% of the combined voting power of all the outstanding securities of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any) or (y) where the members of the Board of Directors of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, constitute more than 50% of the board of directors of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), (b) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company or (c) any plan or proposal for the liquidation or dissolution of the Company.

               (ii) individuals who, as of the date hereof, constitute the entire Board of Directors of the Company (the "Incumbent Directors") cease for any reason to constitute at least 50% of the Board, provided that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the then Incumbent Directors shall be, for purposes of this Agreement, considered as though such individual were an Incumbent Director; or

               (iii) any "person", as such term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any employee benefit plan of the Company or any entity organized, appointed or established by the Company for or pursuant to the terms of such plan), together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Exchange Act) of such person, shall become the "beneficial owner" or "beneficial owners" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of securities of the Company representing in the aggregate 25% or more of either (a) the then outstanding shares of the Common Stock of the Company or (b) the combined voting power of all then outstanding securities of the Company having the right under ordinary circumstances to vote in an election of the Board of Directors of the Company ("Voting Securities") (in either such case, other than as a result of acquisitions of such securities directly from the Company).

     Notwithstanding the foregoing, a "Change in Control" of the Company shall not be deemed to have occurred for purposes of the foregoing clause (iii) solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of Common Stock or other Voting Securities outstanding, increases (a) the proportionate number of shares of Common Stock beneficially owned by any person to 25% or more of the Common Stock then outstanding or (b) the proportionate voting power represented by the Voting Securities beneficially owned by any person to 25% or more of the combined voting power of all then outstanding Voting Securities; provided, however, that if any person referred to in clause (a) or (b) of this sentence shall thereafter become the beneficial owner of any additional shares of Common Stock or other Voting Securities (other than pursuant to a stock split, stock dividend or similar transaction), then a "Change in Control" shall be deemed to have occurred for purposes of the foregoing clause (iii).
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                NOTICE OF EXERCISE OF NON-QUALIFIED STOCK OPTION

To: ALTUS BIOLOGICS INC.

Ladies and Gentlemen:

     I hereby exercise my Non-Qualified Stock Option to purchase ____________ shares (the "Shares") of the common stock, $.01 par value, of Altus Biologics Inc. (the "Company"), at the exercise price of $______ per share, pursuant to and subject to the terms of that certain Non-Qualified Stock Option Agreement between the undersigned and the Company dated __________, 200___.

     I am aware that the Shares have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), or any state securities laws. I understand that the reliance by the Company on exemptions under the 1933 Act is predicated in part upon the truth and accuracy of the statements by me in this Notice of Exercise.

     I hereby represent and warrant that (1) I have been furnished with all information which I deem necessary to evaluate the merits and risks of the purchase of the Shares; (2) I have had the opportunity to ask questions concerning the Shares and the Company and all questions posed have been answered to my satisfaction; (3) I have been given the opportunity to obtain any additional information I deem necessary to verify the accuracy of any information obtained concerning the Shares and the Company; and (4) I have such knowledge and experience in financial and business matters that I am able to evaluate the merits and risks of purchasing the Shares and to make an informed investment decision relating thereto.

     I hereby represent and warrant that I am purchasing the Shares for my own personal account for investment and not with a view to the sale or distribution of all or any part of the Shares.

     I understand that because the Shares have not been registered under the 1933 Act, I must continue to bear the economic risk of the investment for an indefinite time and the Shares cannot be sold unless the Shares are subsequently registered under applicable federal and state securities laws or an exemption from such registration requirements is available.

     I agree that I will in no event sell or distribute or otherwise dispose of all or any part of the Shares unless (1) there is an effective registration statement under the 1933 Act and applicable state securities laws covering any such transaction involving the Shares or (2) the Company receives an opinion of my legal counsel (concurred in by legal counsel for the Company) stating that such transaction is exempt from registration or the Company otherwise satisfies itself that such transaction is exempt from registration.

     I consent to the placing of a legend on my certificate for the Shares stating that the Shares have not been registered and setting forth the restriction on transfer contemplated hereby and to the placing of a stop transfer order on the books of the Company and with any transfer agents against the Shares until the Shares may be legally resold or distributed without restriction.

     I understand that at the present time Rule 144 of the Securities and Exchange Commission (the "SEC") may not be relied on for the resale or distribution of the Shares by me. I understand that the Company has no obligation to me to register the sale of the Shares with the SEC and has not represented to me that it will register the sale of the Shares.
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     I understand the terms and restrictions on the right to dispose of the
Shares set forth in the 2002 Employee, Director and Consultant Stock Plan and the Non-Qualified Stock Option Agreement, both of which I have carefully reviewed. I consent to the placing of a legend on my certificate for the Shares referring to such restriction and the placing of stop transfer orders until the Shares may be transferred in accordance with the terms of such restrictions.

     I have considered the Federal, state and local income tax implications of the exercise of my Option and the purchase and subsequent sale of the Shares.

     I am paying the option exercise price for the Shares as follows:

     ___________________________________

     Please issue the stock certificate for the Shares (check one):

     [ ]  to me; or

     [ ] to me and ________________, as joint tenants with right of survivorship and mail the certificate to me at the following address:

     ___________________________________

     ___________________________________

     ___________________________________

     My mailing address for shareholder communications, if different from the address listed above is:

     ___________________________________

     ___________________________________

     ___________________________________

Very truly yours,


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Employee (signature)                    Date

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Print Name                              Social Security Number